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                                                                   EXHIBIT 10.16

                DIRECTORY PUBLICATION AND DISTRIBUTION AGREEMENT

         This Directory Publication and Distribution Agreement (this "Agreement), is dated as of May 8, 2003, and effective as of January 1, 2001 (the "Effective Date"), by and among ACS of Anchorage, Inc., a Delaware corporation, ACS of Fairbanks, Inc., an Alaska corporation, ACS of Alaska, Inc., an Alaska corporation and ACS of the Northland, Inc., an Alaska corporation (each a "LEC" and collectively, the "LECs"), and ACS InfoSource, Inc., an Alaska corporation (`InfoSource').

         1.       RECITALS.

                  1.1 Each LEC is a local exchange carrier of telecommunications services in its given service area and is required by applicable regulatory requirements to publish an alphabetical directory of telephone listings commonly known as the "White Pages" directory. In addition,, each LEC is required to publish and deliver listings of certain residential and business subscribers in its service area pursuant to (i) interconnection agreements with CLECs, LECs and resellers, (ii) tariffs and (iii) laws, rules, regulations and orders of certain governmental entities, in each case as the same may be in effect from time to time (the "Publishing Obligation").

                  1.2 The LECs and L.M. Berry & Company ("Berry") are parties to that certain Agreement for Directory Publishing Services, dated August 10, 2000, as amended by Amendment No. 1, dated July 31, 2001 and Amendment No. 2, dated February 8, 2002 (collectively, the "DPSA"), pursuant to which the LECs engaged Berry to exclusively perform the Publishing Obligation and produce certain directories as "Directory Services" under such DPSA; and

                  1.3 The DPSA was novated to InfoSource pursuant to that certain Novation, dated July 31, 2001 and effective as of January 1, 2001 ("Novation"); and

                  1.4 Subject to the terms and conditions contained herein, immediately upon termination of the DPSA, and without requiring further action on the part of any party, each LEC hereby desires to and does engage InfoSource as its exclusive agent to produce and distribute the White Pages directory and other Directories to satisfy the Publishing Obligation and InfoSource desires and agrees to provide such services to each LEC.

                  1.5 Alaska Communications Systems Holdings, Inc., a Delaware corporation ("ACS") and parent of the LECs and InfoSource, the LECs and InfoSource are entering into certain agreements by and among them contemporaneously with this Directory Publication and Distribution Agreement, including that certain License Agreement and that certain Subscriber List Information Agreement, pursuant to which, in the event that the DPSA and Publishing Rights Agreement terminate for any reason other than a breach of InfoSource, InfoSource shall acquire exclusive rights to publish and distribute directories on behalf of ACS and the LECs, including those rights currently exercised by Berry in accordance with the DPSA (such agreements collectively the "Other Directory Agreements").

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         2.       DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms will have the following meanings for purposes of this Agreement:

                  2.1 "AFFILIATE" means, with respect to any entity, any other entity which directly or indirectly controls, is controlled by, or is under common control with such entity, where the term "control" means the legal, beneficial, or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity interests in an entity. For purposes of this Agreement, Fox Paine & Company, L.L.C., and its affiliates, are not to be construed as Affiliates of the LECs.

                  2.2 "CLEC" means a competitive local exchange carrier (also known as a new entrant carrier (NEC)) operating in a given LEC's local operating area, including any additions to such LEC's local operating area during the Term of this Agreement.

                  2.3 "Directory" means paper or "book" forms of the White Pages and the directory commonly known as the "Yellow Pages" directory (including any primary, metro, suburban, and other forms of "Yellow Pages" directories) and other forms of subscriber list publications, including on CD-ROMs in electronic media such as Internet websites, and in other digital media..

                  2.4 "LEC customers" means business and residential subscribers to local exchange telecommunications services provided by each of the respective LECs. The term "LEC customers" also includes business and residential subscribers of telecommunications services provided by any CLEC whose listing information any LEC is permitted to use, publish and license to third parties.

                  2.5 "White Pages" or "White Pages directory" means the published alphabetical listing (usually printed on white paper) of LEC customers, that each LEC is required by law to publish annually, together with customer guide pages, covers, and related materials.

                  2.6 "White Pages Data" means the names, addresses and telephone numbers of LEC customers included or intended to be included in the White Pages directory, which may include Subscriber List Information provided by the applicable LEC to InfoSource pursuant to (and as defined in) that certain Subscriber List Information License Agreement of even date between the parties (the "Subscriber List Information License Agreement"), provided that Subscriber List Information used by InfoSource in publishing, in any format, directories other than White Pages shall be governed by the Subscriber List Information License Agreement. White Pages Data does not include non-published listings.

         3.       WHITE PAGES PRODUCTION AND DISTRIBUTION; WHITE PAGES
ADVERTISING.

                  3.1 On an annual basis and in accordance with the Publishing Procedures (as defined in Section 3.2 below), each LEC will furnish to InfoSource the White Pages Data, guide pages, customer information pages, covers, and all other information necessary to print the White Pages directory for such LEC for that year. In the event that any applicable judicial, governmental or regulatory order or requirement or change in law requires that any White Pages directory include the listings of CLEC customers (or customers of any other third parties), then the LECs shall procure such listings and furnish such information to InfoSource in accordance with such applicable law and the terms of this Agreement. In the absence of any such law or regulation, InfoSource may, at its sole discretion and cost, procure such listings of CLEC customers (or customers of any other third parties), and the LECs shall have no obligation regarding such procurement.

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                  3.2      InfoSource, itself or through its subcontractors or
affiliates (approved by each applicable LEC in accordance with this Agreement, will produce the White Pages directory for each LEC in accordance with the schedule, specifications, procedures, and other terms and conditions of the agreed upon Publishing Procedures (the "Publishing Procedures") attached hereto as Exhibit A, as the same may be amended from time to time by mutual agreement of the parties and in accordance with applicable law. If InfoSource chooses to subcontract any of the production work specified in Exhibit A to any subcontractor or affiliate, InfoSource shall notify each affected LEC in writing thirty (30) days prior to the beginning of any work. Each LEC shall have the right to consent to the use of any subcontractor or affiliate selected by InfoSource to perform InfoSource's obligations with respect to such LEC, provided such LEC's consent is not unreasonably delayed or withheld. InfoSource acknowledges that each LEC owns its respective White Pages directory. Unless altered by agreement of the applicable parties, the White Pages directory will generally have the same specifications and format as the White Pages directory as currently published pursuant to the Publishing Agreement. InfoSource shall inform each LEC of desired format changes to the White Pages on an annual basis. Any material change in the printing schedule, format and publication date for the White Pages directory shall be mutually agreed upon by the applicable parties in accordance with applicable law. The charges to be paid by each LEC to InfoSource for production of its White Pages directory books are set forth in the attached Exhibit B, which may be amended from time to time (i) by reasonable agreement of the affected parties to reflect changes made to the Publishing Procedures or in the event of direct, actual and demonstrated increases in production costs or (ii) in accordance with Section 13.2 hereof. Such charges will be evidenced by invoices from InfoSource to each applicable LEC, which will be paid in full within thirty (30) days after the date of invoice. Charges for the production of White Pages directory books by InfoSource to each LEC do not include applicable sales or other taxes, and each LEC will pay all such taxes for its respective White Pages directory books.

                  3.3 InfoSource, itself or through its approved subcontractors or affiliates, will distribute White Pages directories on behalf of each LEC to such LEC's customers in the manner set forth in the Publishing Procedures. In connection therewith, each LEC will provide InfoSource, in a timely manner and a format (electronic or otherwise) agreed to by InfoSource and each LEC from time to time, with the White Pages Data and such other information in such LEC's possession and readily accessible which is reasonably necessary to permit InfoSource to distribute the White Pages directory in accordance with this Agreement. InfoSource will not use such information for any purpose other than the generation, publication and distribution of the White Pages directory and the other Directories (including sales of advertising for such Directories) without the applicable LEC's prior written consent. InfoSource acknowledges that each LEC retains sole discretion over whether InfoSource will deliver the White Pages directory to any given person or entity, and InfoSource will not deliver a White Pages directory to any person or entity except as set forth in the Publishing Procedures or as otherwise directed by such LEC. In addition, InfoSource will not deliver any third party advertising or other third party materials with any given LEC's White Pages directory or the other Directories without such LEC's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, InfoSource may simultaneously deliver Yellow Pages directories with each LEC's White Pages directories in those geographic areas for which InfoSource has obtained a license to publish Yellow Pages directories. The charges for distributing the White Pages directories are set forth in the attached Exhibit B, which may be amended from time to time (i) by reasonable agreement of the affected parties to reflect changes made by the parties to delivery procedures or in the event of increases in direct, actual and demonstrated delivery costs not reasonably caused by InfoSource or (ii) in accordance with Section 13.2 hereof. Such charges will be evidenced by invoices from InfoSource to the applicable LEC, which will be paid in full within thirty
(30) days from the date of invoice.

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                  3.4      Each LEC hereby grants to InfoSource the exclusive
right to solicit and sell advertising to be included within the White Pages directory, including but not limited to business listings in red print or bold font, or a business customer's logo near its White Pages listing (collectively, "White Pages Advertising"). InfoSource may perform the services described in this Section 3.4 itself or through its subcontractors or affiliates which are approved in accordance with this Agreement.

         4. YELLOW PAGES. InfoSource, itself or through its subcontractors or affiliates (approved by each applicable LEC in accordance with this Agreement), may produce Yellow Pages directories for each LEC in accordance with the schedule, formats, specifications, procedures, and other terms and conditions of the Publishing Procedures, as the same may be amended from time to time by mutual agreement of the parties and in accordance with applicable law. InfoSource shall inform each LEC of desired format changes to the Yellow Pages on an annual basis. Any such changes shall be subject to approval by any affected LEC, such approval not to be unreasonably withheld or delayed. InfoSource, itself or through its approved subcontractors or affiliates, will distribute Yellow Pages directories on behalf of each LEC to such LEC's customers in the manner set forth in the Publishing Procedures. Each LEC hereby grants to InfoSource the exclusive right to solicit and sell advertising to be included within the Yellow Pages directory.

         5. OTHER DIRECTORY PUBLICATIONS. InfoSource, itself or through its subcontractors or affiliates (approved by each applicable LEC in accordance with this Agreement), may produce forms of Directories other than White Pages and/or Yellow Pages for each LEC in accordance with the schedule, specifications, formats, procedures, and other terms and conditions of the Publishing Procedures, as the same may be amended from time to time by mutual agreement of the parties and in accordance with applicable law. InfoSource shall inform each LEC of desired format changes to Directories other than the White Pages and Yellow Pages on an annual basis. Any such changes shall be subject to approval by any affected LEC, such approval not to be unreasonably withheld or delayed. Each LEC hereby grants to InfoSource the exclusive right to solicit and sell advertising to be included within the Directories described in this Section 5.

         6. WAREHOUSING; RECYCLING. Warehousing services, transport for recycling, and secondary distribution transport for all Directories in book form distributed under this Agreement shall be performed as set forth in the Publishing Procedures. (REDACTED)

         7. DISPLAY OF OTHER COMMUNICATIONS PROVIDER MARKS IN DIRECTORIES. InfoSource shall not include any trademark, service mark, trade name, company name, or logo of any communications providers other than the LECs on or in a Directory, including any Directories which are displayed on or through the Internet, except as in accordance with current practice as of the Effective Date or with the prior written consent of the applicable LECs.

         8. LEC DIRECTORY ADVERTISING. Each LEC hereby agrees to purchase, and InfoSource agrees to sell, advertising in Directories on behalf of themselves, their parent and affiliates at the rates and upon the terms set forth in Exhibit C of this Agreement.

         9. LEC INFORMATION PAGES. InfoSource agrees to provide at no charge, certain space in each Directory for use by the LECs as information pages and other purposes as the LECs may reasonably determine, in accordance with the specifications, terms and conditions set forth in the Publishing Procedures.

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         10.      (REDACTED)

         11.      INTELLECTUAL PROPERTY; CONFIDENTIALITY.

                  11.1 Each Party shall retain all ownership rights in its respective intellectual property delivered, licensed, or otherwise furnished by such party ("the Providing Party") to the other party (the "Receiving Party") in connection with this Agreement, including all copyrights and other intellectual property rights in the data, formats (if developed solely by the Providing Party or its subcontractors, affiliates or agents) and other information provided to the Receiving Party, and will be used by the Receiving Party solely for the performance of this Agreement or for the purposes for which such data, formats or information was furnished. Neither party shall receive any rights regarding the intellectual property of the other party, including data, formats or other information, which is not provided, or required to be provided, pursuant to this Agreement. In no event will such data or information be used to furnish any product or service that is substantially similar to telephonic directory assistance services of any given LEC, as reasonably determined by the applicable LEC. Notwithstanding the foregoing, this section shall not govern the respective rights and obligations of the parties in regard to any data or information which is included in the definition of Subscriber List Information in the Subscriber List Information License Agreement, which rights and obligations shall be set forth in, and solely governed by, the Subscriber List Information License Agreement.

                  11.2 The terms and conditions of this Agreement and all documentation, technical information and business information in whatever form received by either Party from the other in connection with this Agreement and which is marked with a proprietary or confidential legend or transmitted orally and identified as confidential contemporaneously with its disclosure shall be deemed the proprietary and confidential information (collectively, "Confidential Information") of the Disclosing Party and shall be used by the other party only in accordance with and for the performance of this Agreement. With respect to all Confidential Information, the Receiving Party shall:

                           (a)      receive and hold the Confidential
Information in confidence;

                           (b)      restrict disclosure of Confidential
Information solely to those employees with a need to know such information in connection with the performance of this Agreement and not make any further use or disclosure of such information without the prior written permission of the Disclosing Party;

                           (c)      advise those employees given access to the
Confidential Information of their obligations with respect to such information, and cause such employees to hold such information in confidence; and

                           (d)      not copy or reproduce any of the
Confidential Information except to the extent necessary to perform under this Agreement.

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The Receiving Party shall have no obligation to preserve the proprietary nature of any information which was previously or becomes known to it free from any obligation to keep such information confidential; is independently developed by it without reference to the other party's Confidential Information; or is disclosed to third parties by the disclosing party without restriction.

                  11.3 All Confidential Information disclosed by either Party to the other, whether in tangible or intangible form, shall, upon the request of the Disclosing Party, be returned or destroyed. Except as specifically provided herein, nothing contained in this Agreement shall be construed as granting or confirming any rights by license or otherwise in any Confidential Information disclosed pursuant to this Agreement.

         12.      (REDACTED)

         13.      (REDACTED)

                  13.1     (REDACTED)

                  13.2     (REDACTED)

         14.      NO WARRANTIES; LIMITATIONS ON LIABILITY.

                  14.1 NO PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY DATA OR INFORMATION LICENSED UNDER THIS AGREEMENT AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  14.2 EXCEPT WITH RESPECT TO EACH PARTY'S OBLIGATIONS UNDER SECTIONS 11 AND 23 HEREOF, IN NO EVENT WILL ANY PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, SAVINGS OR REVENUES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  14.3 The parties agree that the limitations on liability contained in this Agreement are fair and reasonable adjustments to the uncertain and difficult to ascertain damages which might arise under this Agreement and are intended to be reasonable allocations by the parties of the business risks inherent in this Agreement.

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         15.      TERM; TERMINATION.

                  15.1 The term of this Agreement is fifty (50) years from the Effective Date (the "Term"), unless earlier terminated in accordance with the terms of this Agreement. The rights granted in this Agreement with respect to any party will be effective and enforceable immediately and automatically, and without any further action required on behalf of either party, but only, upon the expiration or termination of (i) the DPSA for any reason other than InfoSource's breach, provided that such breach is not otherwise caused by the LECs or ACS, and/or (ii) the Publishing Rights Agreement for any reason other than InfoSource's breach. The terms and conditions set forth under Section 13 and Section 21 shall survive any termination of this Agreement.

                  15.2. Any given LEC may terminate this Agreement with respect to its obligations to InfoSource if InfoSource is in material breach of this Agreement with respect to its obligations to such LEC and such breach remains uncured for 60 days after written notice of such breach has been given to InfoSource. InfoSource may terminate this Agreement with respect to its obligations to any given LEC if such LEC is in material breach of this Agreement with respect to its obligations to InfoSource and such breach remains uncured for 60 days after written notice of such breach has been given to such LEC.

                  15.3 This agreement will terminate immediately and without further action by either party in the event that any of the Other Directory Agreements is terminated because of breach by InfoSource or a judicial or governmental order or change in law which materially frustrates the parties' ability to realize the benefits of such agreement or agreements, in accordance with the respective terms of such agreement or agreements.

                  15.4 In the event that, in any party's reasonable judgment, any applicable regulatory requirement makes it impossible or commercially impractical to perform this agreement, the parties agree to negotiate in good faith such changes or payments between them as necessary to enable the parties to realize, as much as practicable, their respective economic benefits under the agreement; if no such solution is practicable, then any party may terminate the agreement with 180 days written notice.

         16. EXPENSES. InfoSource will reimburse each LEC for any reasonable direct costs and expenses additional to or greater than those set forth in Exhibit B incurred by such LEC as a result of any change in operations or procedures initiated by InfoSource. In the event that any regulatory directive causes any LEC to change its operations or otherwise incur additional costs and expenses to perform its obligations, InfoSource and such LEC shall negotiate in good faith such changes or payments between them as necessary to enable both InfoSource and such LEC to realize, as much as practicable, their respective economic benefits under the agreement.

         17. FORCE MAJEURE. Neither party will have any liability for damages due to any cause beyond such party's reasonable control, including but not limited to fire, explosion, lightning, pest damage, power surges, strikes or labor disputes, water, acts of God, acts of terror, extraordinary natural elements, war, civil disturbances, acts of civil authorities or the public enemy, transportation failures, or acts or omissions of third party communications carriers.

         18. ASSIGNMENT. No LEC may assign its rights or delegate its duties under this Agreement without the prior written consent of InfoSource. InfoSource may not assign its rights or delegate its duties to any given LEC under this Agreement, or under any license granted hereunder, without the prior written

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consent of such LEC. Notwithstanding the foregoing sentence, (i) any party may assign its rights or delegate its duties under this Agreement to its parent company, or to any of its affiliates or subsidiaries without the other party's consent, (ii) any LEC may assign this Agreement without InfoSource's consent to any entity which acquires all or substantially all of the stock or assets of such LEC, provided that the acquiror expressly agrees to be bound by and perform according to the terms and conditions of this Agreement, and (iii) InfoSource may assign this Agreement without any LEC's consent to any entity which acquires all or substantially all of the stock or assets of InfoSource, provided that the acquiror expressly agrees to be bound by and perform according to the terms and conditions of this Agreement. All obligations and duties of any party under this Agreement shall be binding on all successors in interest and assigns of such party.

         19. SUBCONTRACTING. InfoSource may subcontract any or all of the work to be performed by it under this Agreement with respect to any given LEC, subject to such LEC's prior consent, which consent will not be unreasonably delayed or withheld and provided, however, that InfoSource will retain the responsibility for any work subcontracted.

         20. INDEPENDENT CONTRACTOR. InfoSource's relationship to each LEC under this Agreement with respect to the rights and obligations, and the performance thereof, set forth in this Agreement will be that of an independent contractor and neither party will have any authority to bind the other party in any respect to any agreements with any third party. Neither party will have, with respect to the other party or any of its employees, any obligation with respect to worker's compensation, insurance, social security, withholding tax or any other expense customarily paid by an employer with respect to an employee.

         21. TRADE NAMES AND TRADEMARKS. Each party acknowledges that it will acquire no rights by reason of this Agreement in any trademark, service mark, trade name, or other such intellectual property used or owned by the other party. Neither party will use any trademark, service mark, trade name, or other such intellectual property used or owned by the other party without the prior written consent of such other party.

         22.      INDEMNITY.

                  22.1 Each party will indemnify, defend and hold harmless the other and the officers, employees, agents, shareholders, affiliates, successors and assigns of the other (with the indemnifying party hereinafter referred to as "Indemnitor" and the indemnified party together with its officers, employees, agents, shareholders, affiliates, successors and assigns hereinafter referred to as "Indemnitee") from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of the death or bodily injury of any persons or the damage, loss or destruction of property that result from or are caused by any negligent or willful act or omission of Indemnitor.

                  22.2 In addition to Section 22.1, each LEC shall indemnify, defend and hold harmless InfoSource from any and all third party claims, including but not limited to claims of intellectual property infringement, inaccurate White Pages Data, improper disclosure of confidential information, or privacy invasion, arising out of or based upon the White Pages Data or other data or information provided by such LEC to InfoSource in accordance with this Agreement or InfoSource's breach of this Agreement; provided, however, that such LEC shall not be obligated to indemnify InfoSource for claims arising out of misuse of White Pages Data or other data or information by InfoSource, or inaccurate publication of White Pages Data or other information by InfoSource or its subcontractors, if such misuse or inaccuracies were the fault of InfoSource and not otherwise made or performed at the direction or with the permission of such LEC.

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                  22.3     In addition to the foregoing, InfoSource shall
indemnify, defend and hold harmless each LEC from any and all third party claims, including but not limited to claims of intellectual property infringement, inaccurate White Pages Data or other data or information, improper disclosure of confidential information, or privacy invasion, arising out of or based upon the misuse or improper use of White Pages Data or other data or information provided by such LEC to InfoSource in accordance with this Agreement; provided, however, that InfoSource shall not be obligated to such LEC for claims arising out of misuse of White Pages Data or other data or information by InfoSource, or inaccurate publication of White Pages Data or other data or information by InfoSource or its subcontractors, if such misuse or inaccuracies were the fault of such LEC and not otherwise made or performed at the direction or with the permission of InfoSource.

         23. ARBITRATION OF DISPUTES. Except for suits for specific performance under Section 24, all disputes, controversies or claims, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement and the services to be provided hereunder (collectively, "Disputes") not resolved after good faith negotiation by the parties will be settled by final and binding arbitration conducted in Anchorage, Alaska by an arbitrator selected by the Judicial Arbitration and Mediation Services ("JAMS") in accordance with the then current JAMS Comprehensive Arbitration Rules. The arbitrability of Disputes will also be determined by the arbitrator. Each party will bear its own expenses and the parties will equally share the filing and other administrative fees of the arbitration and the expenses of the arbitrator, except that the arbitrator will be entitled to award a different allocation of costs and fees where the arbitrator determines that a filed claim is frivolous. Any award of the arbitrator will be in writing and will state the reasons for the award. Judgment upon an award may be entered in any court having competent jurisdiction. The arbitrator will not have the power to award any damages in excess of the liability limitations set forth in this Agreement. The arbitrator will hold hearings where written, documentary and oral evidence may be presented. Evidence may not be taken except in the presence of both parties and all witnesses may be questioned by both parties. Unless the parties otherwise agree, or a witness is dead, ill or unavailable for other good reasons, the arbitrator will not accept a witness' written statement unless the other party has an opportunity to question the witness in the arbitrator's presence. The arbitrator will not have the power to order pre-hearing discovery of documents or the taking of depositions, but may compel attendance of witnesses and the production of documents at the hearing. The award will be final and enforceable and may be confirmed by a court of competent jurisdiction. The prevailing party will be entitled to recover its costs and attorneys' fees in any proceedings to enforce the award. Any cash award will be payable in United States dollars through a bank in the United States.

         24. SPECIFIC PERFORMANCE. In addition to any other rights or remedies, in law or equity, which may be available, either party may seek an injunction or restraining order against the other party from a court of competent jurisdiction to (i) enforce its rights hereunder or (ii) prevent the unauthorized use or disclosure of data or information as described in Section 11.

         25.      GENERAL.

                  25.1 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telecopy or other electronic means (followed by written confirmation), or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as either party may give to the other in writing for such purpose. All notices will be effective upon receipt.

                  To LECs:         Alaska Communications Systems
                                   600 Telephone Avenue
                                   Anchorage, Alaska 99503
                                   Attn: General Manager (of the applicable LEC)
                                         General Counsel (of the applicable LEC)

                  To InfoSource:   ACS InfoSource, Inc.
                                   3601 C Street, Suite 370
                                   Anchorage, Alaska 99503
                                   Attn: General Manager

                  25.2 NO WAIVER. No term or provision hereof will be deemed waived and no breach excused, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. Any consent by either party to, or waiver of, a breach by the other, whether express or implied, will not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

                  25.3 PARTIAL INVALIDITY. If any term or provision of this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such term or provision only will be void to the extent of such invalidity, and the remainder of this Agreement will remain in full force and effect.

                  25.4 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire agreement and understanding of the parties and supersedes all prior discussions and agreements relating to the subject matter hereof. This Agreement may be amended or modified with respect to obligations owed to or by any given LEC only in a writing signed by such LEC and InfoSource.

                  25.5 GOVERNING LAW; LIMITATIONS. This Agreement will be governed by and construed in accordance with the laws of the State of Alaska. Any legal action between the parties arising under this Agreement must be filed within one (1) year after the cause of action arises.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ACS OF ANCHORAGE, INC.                      ACS OF FAIRBANKS, INC.

By: /s/ Kevin P. Hemenway                   By: /s/ Kevin P. Hemenway
    ------------------------------------        --------------------------------

Print Name: Kevin P. Hemenway               Print Name: Kevin P. Hemenway

Title: Sr Vice President, Chief Financial   Title: Sr Vice President, Chief
Officer, Treasurer                          Financial Officer, Treasurer

ACS OF ALASKA, INC.                         ACS OF THE NORTHLAND, INC.

By: /s/ Kevin P. Hemenway                   By: /s/ Kevin P. Hemenway
    -------------------------------------       --------------------------------

Print Name: Kevin P. Hemenway               Print Name: Kevin P. Hemenway

Title: Sr Vice President, Chief Financial   Title: Sr Vice President, Chief
Officer, Treasurer                          Financial Officer, Treasurer

ACS INFOSOURCE, INC.

By: /s/ Kevin P. Hemenway
    ----------------------------------------

Print Name: Kevin P. Hemenway

Title: Sr Vice President, Chief Financial
Officer, Treasurer

                                    EXHIBIT A

                                   (REDACTED)

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                                    EXHIBIT B

                                   (REDACTED)

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                                    EXHIBIT C

                                   (REDACTED)